UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

the Securities Act of 1933

MANPOWERGROUP INC.

(Exact Name of Registrant as Specified in Charter)

Wisconsin	39-1672779
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Manpower Place Milwaukee, Wisconsin	53212
(Address of Principal Executive Offices)	(Zip Code)

Equity Incentive Plan of ManpowerGroup Inc.

(Full title of plan)

Michelle S. Nettles

Executive Vice President, Chief People and Legal Officer

ManpowerGroup Inc.

100 Manpower Place

Milwaukee, Wisconsin 53212

(414) 961-1000

(Name, address and telephone number, including area code, of agent for service)

with copy to:

Dennis F. Connolly

Godfrey & Kahn, S.C.

833 East Michigan Street, Suite 1800

Milwaukee, WI 53202

(414) 273-3500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed by ManpowerGroup Inc. (the “Registrant”) pursuant to General Instruction E to Form S-8 under the Securities Act. The information included and incorporated by reference in the registration statements on Form S-8 filed by the Registrant (Registration Nos. 333-174305, 333-195833, and 333-238801) pursuant to the Securities Act on May 18, 2011, May 9, 2014, and May 29, 2020, respectively, are incorporated by reference into this Registration Statement.

Exhibits

4.1	Equity Incentive Plan of ManpowerGroup Inc. (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed on May 8, 2026)

5.1	Opinion of Godfrey & Kahn, S.C.

23.1	Consent of Godfrey & Kahn, S.C. (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP

24.1	Powers of Attorney

107.1	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on May 12, 2026.

MANPOWERGROUP INC.

By:	/s/ Michelle S. Nettles
Michelle S. Nettles
Executive Vice President, Chief People and Legal Officer

Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/s/ Jonas Prising	Chief Executive Officer and a Director	May 12, 2026
Jonas Prising	(Principal Executive Officer)

/s/ John T. McGinnis	Executive Vice President and Chief Financial	May 12, 2026
John T. McGinnis	Officer (Principal Financial Officer)

/s/ Eric Rozek	Vice President and Global Controller	May 12, 2026
Eric Rozek	(Principal Accounting Officer)

*	Director	May 12, 2026
Jean-Philippe Courtois

*	Director	May 12, 2026
John F. Ferraro

*	Director	May 12, 2026
William P. Gipson

*	Director	May 12, 2026
Julie M. Howard

*	Director	May 12, 2026
Ulice Payne, Jr.

*	Director	May 12, 2026
Muriel Pénicaud

*	Director	May 12, 2026
Paul Read

*	Director	May 12, 2026
Elizabeth P. Sartain

*	Director	May 12, 2026
Michael J. Van Handel

By:	/s/ Michelle S. Nettles
Michelle S. Nettles
Attorney-in-Fact*

*	Pursuant to authority granted by powers of attorney, copies of which are filed herewith.